SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2012

MUSTANG GEOTHERMAL CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-50191	98-0201259
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification Number)

10580 N. McCarran Blvd., Building 115 – 208

Reno, NV 89503

(Address of Principal Executive Offices and Zip Code)

(775) 747-0667

(Issuer's telephone number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

On March 9, 2012, the Registrant filed Form 8-K with the Commission notifying it of the Registrant’s entry into a Material Definitive Agreement not made in the ordinary course of its business. The parties to the agreement are the Registrant and North Homestake Mining Company, a Nevada corporation (“North Homestake”).

The Registrant and North Homestake agreed to an exchange of common stock to affect the Registrant’s acquisition of North Homestake’s gold exploration properties located in South Dakota. Conditions precedent to the closing of the transaction are: (i) The Registrant’s affecting a ten for one reverse split of its common stock; (ii) Changing the name of the Registrant to Dakota Territory Resource Corp; and, (iii) Applying for and changing the ticker symbol of the Registrant consistent with the proposed name change. The transaction was agreed to close on March 31, 2012, or as soon as is legally practicable in anticipation of regulatory review by the Securities and Exchange Commission and the Financial Industry Regulatory Authority. The Material Definitive Agreement also stated that in no manner shall a closing occur after June 30, 2012.

In order to affect implementation of the Material Definitive Agreement, the Registrant and North Homestake on June 29, 2012 agreed to extend the time to complete the closure of the transaction until September 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSTANG GEOTHERMAL CORP.

                (Registrant)

Date June 29, 2012

By:  /s/ Richard Bachman

Richard Bachman, PRESIDENT